                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): May 27, 1999


                           THE TRANSLATION GROUP, LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                   000-21725                    23-3382869
     ----------------         ---------------------         -------------------
     (State or other          (Commission File No.)            (IRS Employer
     jurisdiction of                                        Identification No.)
      incorporation)

                              30 Washington Avenue
                              Haddonfield, NJ 08033
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                     (Address of principal executive office)




Registrant's telephone number, including area code:  (609) 795-8669
                                                     --------------

          (Former name or former address, if changed since last report)
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ITEM 4:  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         As previously reported by the Company in its Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 10, 1999, the Company, by mutual agreement with Richard A. Eisner & Company, LLP ("Eisner"), finalized its decision as of March 3, 1999 not to retain Eisner to audit the Company's financial statements for the year ended March 31, 1999.

         As of May 27, 1999, the Company engaged Wiss & Company ("Wiss") to audit the Company's financial statements for the year ended March 31, 1999. During the fiscal years ended March 31, 1999 and 1998, and during the interim period prior to the engagement of Wiss, the Company has not consulted Wiss regarding (A) the application of accounting principles to any transaction, either completed or proposed or to the type of audit opinion that might be rendered on the Company's financial statements, and no written report was provided to the Company or oral advice by Wiss that was an important factor considered by the Company in reaching any decision as to any accounting, auditing or financial reporting issue; or (B) any matter that was either the subject of disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of
Item 304. The appointment of Wiss was approved by the Board of Directors of the Company on May 18, 1999.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  June 3, 1999                 THE TRANSLATION GROUP, LTD.


                                     BY: /s/ Charles D. Cascio
                                         -------------------------------------
                                         Charles D. Cascio
                                         President and Chief Executive Officer